Calculation of Filing Fee Tables
F-1
GREENPOWER MOTOR Co INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	Other	13,760,034	$ 1.25	$ 17,200,042.50	0.0001381	$ 2,375.33
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 17,200,042.50		$ 2,375.33
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,375.33
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, there is also being registered hereby such indeterminate number of additional common shares (each, a "Common Share") of GreenPower Motor Company Inc. as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions. Consists of (i) up to 10,616,680 Common Shares that may be issued upon the conversion of (a) our Series A Convertible Preferred Shares (the "Convertible Preferred Shares") issued on November 14, 2025, including payment of dividends on these Convertible Preferred Shares through November 14, 2027 and (b) our Convertible Preferred Shares to be issued within two days of the effectiveness date of the registration statement to which this table relates, including payment of dividends on these Convertible Preferred Shares through November 14, 2027, and (ii) up to 3,143,354 Common Shares that may be issued upon the conversion of Convertible Preferred Shares that may be issued following the effectiveness of the registration statement of which this table relates, including payment of dividends on the Convertible Preferred Shares through November 14, 2027. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Common Shares on The Nasdaq Capital Market LLC on February 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A